                                 EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of AGL Resources Inc. (the "Registrant") on Form S-8 of our report dated November 2, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Registrant for the year ended September 30, 1998.



DELOITTE & TOUCHE LLP

Atlanta, Georgia

September 9, 1999